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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2000, in the Registration Statement (Form S-1) and related Prospectus of Centillium Communications, Inc. dated February 18, 2000 for the registration of shares of its common stock.

   Our audits also included the financial statement schedule listed in Item 16(b) of the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                               Ernst & Young LLP

San Jose, California
February 18, 2000